UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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HYTHIAM, INC.

(Name of Registrant as Specified In Its Charter)

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HYTHIAM, INC.

11150 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2004
_______________________

Dear Fellow Stockholders:

     Our 2004 annual meeting of stockholders will be held at 11150 Santa Monica Boulevard, Los Angeles, California 90025, on Friday, June 18, 2004, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

1.	Election of seven directors to hold office until our 2005 annual meeting of stockholders;
2.	Increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan; and
3.	Any other matters that properly come before the meeting.

     Stockholders of record as of the close of business on May 14, 2004 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors

/s/ TERREN S. PEIZER

Terren S. Peizer Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 18, 2004

     Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person

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Explanatory Note:   The Registrant is filing this Amendment No. 1 to its Schedule 14A to (i) include the Performance Graph on page 16, and (ii) revised certain text contained in the original document. For the convenience of the reader, this Amendment No. 1 amends and restates in its entirety the original Schedule 14A.

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2004 ANNUAL MEETING OF STOCKHOLDERS
OF
HYTHIAM, INC.

______________________________________

PROXY STATEMENT
______________________________________

     The enclosed proxy is solicited on behalf of Hythiam, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on Friday, June 18, 2004, beginning at 10:00 a.m. local time, at 11150 Santa Monica Boulevard, Los Angeles, California 90025.

     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to stockholders is May 18, 2004. You should review this information in conjunction with our 2003 Annual Report to Stockholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the election of directors and any other matters that properly come before the meeting. In addition, our management will report on our performance during 2003 and respond to questions from our stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, May 14, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

     If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

     If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of March 31, 2004, 24,615,207 shares of our common stock held by approximately 200 stockholders of record, were issued and outstanding. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR the election of each of the nominated slate of directors. See “Election of Directors” on page 4. The board also recommends a vote FOR increasing the number of shares issuable under our 2003 Stock Incentive Plan by 1,000,000 shares. See “Increasing Shares Under 2003 Stock Incentive Plan” on page 8.

     The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors.

     Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, and our telephone number is (310) 444-4300. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?

     If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Hythiam, Inc.	or	American Stock Transfer & Trust Company
11150 Santa Monica Blvd., Suite 1500		59 Maiden Lane
Los Angeles, California 90025		New York, New York 10038
Telephone: (310) 444-4300		Telephone: (212) 936-5100

     We will provide to those persons that make a request in writing (Attn: Investor Relations) or by e-mail (investor@hythiam.com) free of charge our (i) Annual Report on Form 10-K, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at www.sec.gov by searching the EDGAR database for our filings.

Annual Report and Other Matters

     Our 2003 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee,” the “Compensation Committee Report on Executive Compensation” and “Performance Graph” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

     The following table sets forth certain information regarding the shares of common stock beneficially owned as of March 31, 2004 by: (i) each person known to the Company to be the beneficial owner of more than 5% of our common stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group:

Name(1)	Common Stock Beneficially Owned(2)	Percent of Class(3)

Terren S. Peizer(4)	13,740,000	55.8%
Juan José Legarda(5)	835,916	3.4%
Anthony M. LaMacchia	0	0
Chuck Timpe	0	0
Leslie F. Bell	0	0
Hervé de Kergrohen	0	0
Richard Anderson	0	0
Ivan M. Lieberburg	0	0

All directors and executive officers as a group (8 persons)	14,575,916	59.2%

Notes to Beneficial Ownership Table:

(1)	The mailing address of all individuals listed is c/o Hythiam, Inc., 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.
(2)	The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.

(3)	On March 31, 2004, there were 24,615,207 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after March 31, 2004 is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose

(4)	Shares are held of record by Reserva, LLC, which is owned and controlled by Mr. Peizer.
(5)	Shares are held of record by Tratamientos Avanzados de la Adicción S.L., which is owned and controlled by Dr. Legarda.

PROPOSAL ONE: ELECTION OF DIRECTORS

     Our bylaws provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of seven members elected by the holders of our common stock. The board of directors proposes that the seven nominees described below be elected for a one-year term expiring at the 2005 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees Standing for Election

     The Board has nominated each of Terren S. Peizer, Anthony M. LaMacchia, Leslie F. Bell, Esq., Hervé de Kergrohen, M.D., Richard A. Anderson, Ivan M. Lieberburg, Ph.D., M.D. and Marc G. Cummins to be elected as a director at the annual meeting. All of the nominees other than Mr. Cummins are currently serving as our directors and their terms expire at the annual meeting. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

DIRECTORS AND NOMINEES

Our current directors and director nominees, and their ages as of March 31, 2004, are as follows:

Name	Age	Position	Director Since

Terren S. Peizer	44	Director, Chairman of the Board of Directors and Chief	2003
		Executive Officer
Anthony M. LaMacchia	50	Director, Chief Operating Officer	2003
Leslie F. Bell, Esq.	64	Director, Chair of Audit Committee, Member of	2003
		Compensation Committee
Hervé de Kergrohen, M.D.	46	Director, Chair of Nominations and Governance Committee, Member of Audit Committee	2003
Richard A. Anderson	34	Director, Member of Audit Committee	2003
Ivan M. Lieberburg, Ph.D., M.D.	54	Director, Chair of Compensation Committee, Chair of	2003
		Scientific Advisory Board, Member of Clinical Advisory Board
Juan José Legarda, Ph.D.	48	Director, Member of Nominations and Governance	2003
		Committee, Member of Scientific Advisory Board,
		Member of Clinical Advisory Board
Marc G. Cummins	44	Director Nominee

     Terren S. Peizer served until October 2003, as Chief Executive Officer of Clearant, Inc., which he founded in April 1999 to develop and commercialize a universal pathogen inactivation technology, and remains Executive Chairman of its board of directors. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals, Inc., a NasdaqNM listed company. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., a NasdaqNM company, and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted the companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. From June 2000 to October 1, 2002, he was non-executive chairman of the board of Internet start-up company Brightcube, Inc., which filed chapter 7 bankruptcy on September 30, 2002. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

     Anthony M. LaMacchia is a senior healthcare executive who, prior to joining the company in July 2003, was the Business Development Principal of GME Solutions, a healthcare financial consulting company providing Medicare graduate medical education and kidney acquisition cost recovery services, since October 2002. From November 1999 to April 2002, he was President &Chief Executive Officer of Response Oncology, Inc., a diversified physician practice management company. He was recruited to this financially distressed company to direct a high-risk turnaround, and when continued market declines and debt covenant breaches compelled a bankruptcy filing, directed the company through all phases of the chapter 11 process, the sale of all assets and the closure of its facilities. In June 1999, Mr. LaMacchia left Salick Health Care, Inc., which developed and operated outpatient cancer and kidney treatment centers and a clinical research organization engaging in pharmaceutical and clinical treatment trials, as Executive Vice President & Chief Operating Officer, having started with the company as Director of Strategic Planning & Reimbursement in 1984. Previously, Mr. LaMacchia held positions of increasing responsibility with Blue Cross of California, Ernst & Young and Cedars-Sinai Medical Center. He is a Certified Public Accountant who received his B.S. in Business Administration, Accounting from California State University, Northridge.

     Leslie F. Bell, Esq. has more than 35 years of experience in business and the practice of corporate and healthcare law. He has served as a Director and Senior Executive of Bentley Health Care, Inc., a developer and provider of outpatient, health care facilities and services since November 1997. Mr. Bell also serves as Co-Chairman and Co-Chief Executive Officer of Tractus Medical, Inc., a provider of patented relocatable ambulatory surgical center/operating rooms, which he co-founded in January 2002. From its inception in 1983 through several public offerings and until its sale in 1997 for approximately $480 million, he served as a Director, Executive Vice President and Chief Financial Officer and from 1996 to 1997 President of Salick Health Care, Inc. Mr. Bell has also served as a Director of YES Clothing Co. from 1990 to 1995. He was previously Deputy Attorney General of the State of California, and managing partner of the law firm Katz, Hoyt & Bell. Mr. Bell attended University of Illinois, received a J.D. (with honors) from University of Arizona College of Law, and is a member of the University of Arizona College of Law Board of Visitors and Dean’s Economic Council.

     Hervé de Kergrohen, M.D. since August 2002 has been a Partner with CDC Ixis Innovation in Paris, a European venture capital firm and advisor to several financial institutions including Lombard Odier Darier Hentsch & Cie, Geneva and Global Biomedical Partners, Zurich, and since January 2001 has been Chairman of BioData, an international healthcare conference in Geneva. He sits on several boards with U.S. and European private health care companies, including Kuros BioSurgery and Bioring SA in Switzerland since January 2003, Exonhit and Entomed in France since September 2002, and Clearant, Inc. since December 2001. From February 1999 to December 2001 he was Head Analyst for Darier Hentsch, Geneva and manager of its CHF 700 million health care fund. From February 1997 to February 1998 he was the Head Strategist for the international health care sector with UBS Brinson of Chicago, a Manager of CHF 700 billion for UBS AG, Zurich. Dr. de Kergrohen started his involvement with financial institutions in 1995 with Bellevue Asset Management in Zug, Switzerland, the fund manager of BB Biotech and BB Medtech, where he covered the healthcare services sector. He was previously Marketing Director with large U.S. pharmaceutical companies such as Sandoz USA and G.D. Searle, specialized in managed care. Dr. de Kergrohen received his M.D. from Université Louis Pasteur, Strasbourg, and holds an M.B.A. from Insead, Fontainebleau.

     Richard A. Anderson has more than a decade of experience in business development, strategic planning and financial management. He has been a Director and the Chief Financial Officer of Clearant, Inc. since November 1999, and served as Chief Financial Officer of Intellect Capital Group from October 1999 through December 2001. From October 2000 to October 2002, he served as a Director of Brightcube, Inc. From February through September 1999, he was an independent financial consultant. From August 1991 to January 1999, Mr. Anderson was with PriceWaterhouseCoopers, LLP, most recently a Director and founding member of PriceWaterhouseCoopers Los Angeles Office Transaction Support Group, where he was involved in operational and financial due diligence, valuations and structuring for high technology companies. He received a B.A. in Business Economics from University of California, Santa Barbara.

     Ivan M. Lieberburg, Ph.D., M.D. is currently Executive Vice President, Chief Scientific and Medical Officer at Elan Company, plc, a worldwide biopharmaceutical company listed on the NYSE, where he has held a number of positions over the last fifteen years, most recently Senior Vice President of Research. Dr. Lieberburg sits on the scientific advisory boards of Health Care Ventures, Flagship Ventures, NewcoGen, and the Keystone Symposium. Prior to joining Elan in 1987, he performed his postdoctoral research at The Rockefeller University and his medical residency and postdoctoral fellowship at University of California, San Francisco, where he is presently a Clinical Professor of Medicine, and held faculty positions at Albert Einstein School of Medicine and Mt. Sinai School of Medicine. Dr. Lieberburg has authored over 100 scientific publications, and has been named to a number of honors including Rockefeller University Fellow, Public Health Corps Scholar, National Research Service Award, Hartford Foundation Scholar and McKnight Fellow. He is board certified in internal medicine and endocrinology/metabolism. Dr. Lieberburg received an A.B. in biology from Cornell University, a Ph.D. in Neurobiology from The Rockefeller University and an M.D. from University of Miami School of Medicine.

     Juan José Legarda, Ph.D. has extensive experience in the biotechnology and pharmaceutical industries, and is the principal inventor of the company’s HANDS Treatment Protocols™. Since 1988, Dr. Legarda has been Founder and President of a healthcare company specializing in the treatment of addictions, which is now known as Tratamientos Avanzados de la Adicción S.L. There, he developed new treatments for opiate addiction, alcohol dependence and cocaine addictions, filing patent applications which he has licensed to the company. Dr. Legarda previously developed special projects for the Universal Exhibition of 1992 in Seville, was a lecturer in psychopathology at University of Seville, and worked as a clinical psychologist in private and public institutions such as the university hospitals of Barcelona and Bilbao. He has published papers in numerous scientific journals and has organized and participated in national and international congresses. Dr. Legarda obtained a M.Sc. in psychology from Universidad Pontificia of Salamanca, and a Ph.D. from University of London for research on psychophysical and cognitive aspects of craving at its Institute of Psychiatry.

     Marc G. Cummins is a Managing Partner of Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. Prior to joining Catterton in 1988, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was Managing Director of the Consumer Products and Specialty Distribution Group, and was also involved in leveraged buyouts, private equity and high yield financings. He currently serves on the boards of several private companies including Case Logic Inc., Floorgraphics Inc., Titan Outdoor, LLC and DoveBid, Inc. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at the University of Pennsylvania.

Recommendation of the Board

     The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.

How are directors compensated?

     Compensation. Non-affiliated directors did not receive any cash compensation for attendance at meetings of the board of directors or its committees in 2003. Directors who are also employed by us do not receive any fee or compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.

     Options. Directors are eligible to receive options under our 2003 Stock Incentive Plan. On September 29, 2003, we granted each non-employee director options to purchase the following number of shares of common stock at an exercise price of $2.50 per share, vesting 25% per year over four years from the date of the grant: 200,000 shares to Dr. Lieberburg, 120,000 shares to Mr. Anderson, 100,000 shares to Mr. Bell and Dr. Kergrohen, and 50,000 shares to Dr. Legarda. In addition, on September 29, 2003, we granted Mr. LaMacchia options to purchase 400,000 shares of common stock at an exercise price of $2.50 per share and Mr. Peizer options to purchase 1,000,000 shares of common stock at an exercise price of $2.75 per share, each vesting 25% per year over four years.

How often did the Board meet during 2003?

     During 2003, the board of directors held two meetings. During 2003, each director attended all of the meetings of the board of directors held during the period he served on the Board and all of the meetings of committees of the board of directors held during the period he served on such committees.

Which directors are independent?

     The Board has determined that Drs. de Kergrohen, Lieberburg and Legarda and Messrs. Bell and Cummins are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. There are no family relationships among any of our directors, executive officers or key employees.

What committees has the Board established?

     The board of directors has a standing audit committee, compensation committee, and nominating and corporate governance committee. The board also has adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board.

Audit Committee

     The audit committee consists of three directors. The audit committee consists of Mr. Bell (Chairman), Dr. de Kergrohen and Mr. Anderson. The board has determined that membership on the audit committee by Mr. Anderson is in the best interests of the corporation and its stockholders, because he has significant experience in finance and accounting. The board of directors has determined that Dr. de Kergrohen and Messrs. Bell and Anderson meet the requirements of audit committee financial experts as that term is defined in Item 401(h)(1)(i)(A) of Regulation S-K under the Exchange Act. The audit committee held two meetings during 2003. The duties and responsibilities of the audit committee include (i) recommending to the board the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters. A copy of the current audit committee charter is included as Appendix A hereto.

Compensation Committee

     The compensation committee consists of two independent directors. The compensation committee currently consists of Dr. Lieberburg (Chairman) and Mr. Bell. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers .

Nominations and Governance Committee

     The nominations and governance committee consists of two independent directors. The nominations and governance committee currently consists of Drs. de Kergrohen (Chairman) and Legarda. The nominations and governance committee nominates new directors and oversees corporate governance matters. It is anticipated that if he is elected Mr. Cummins will replace Dr. Legarda on the Nominations and Governance Committee.

Does the Company have a code of ethics?

     We have adopted a Code of Conduct and Ethics that applies to all company directors, officers and employees. We have also adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our chief executive officer and senior financial officers, including our principal financial officer and principal accounting officer. Copies of these codes of ethics are attached as exhibits 14.1 and 14.2 to our most recent Annual Report on Form 10-K filed with the SEC.

How can stockholders communicate with our board of directors?

     Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the Board of Directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate Secretary will open the communications, make copies and circulate them to the appropriate director or directors.

PROPOSAL 2: INCREASING SHARES UNDER 2003 STOCK INCENTIVE PLAN

2003 Stock Incentive Plan

     Our 2003 Stock Incentive Plan was adopted by our board of directors and approved by our stockholders on September 29, 2003. A copy of the plan is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 30, 2003.

     The purpose of the plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with stockholders’ interests. Fixed-price stock options align employees’ interests with those of our stockholders, because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance. Stock option grants under the 2003 plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Subject to earlier termination by our board of directors, the plan will remain in effect until all awards have been satisfied or terminated under the terms of the plan.

     There are currently 5,000,000 shares of common stock authorized for issuance under the plan. Options to purchase approximately 4,483,000 shares were outstanding as of March 31, 2004.

Amendment to Increase Shares

     Subject to approval by our stockholders, our board has approved a 1,000,000 share increase in the maximum number of shares of our common stock issuable under the plan, from 5,000,000 to 6,000,000. We are requesting that the stockholders vote in favor of increasing the number of shares available under the 2003 Stock Incentive Plan.

     We believe that a broad-based stock option program is a powerful employee incentive and retention tool that benefits all of our stockholders, and that an increase in the number of available shares is necessary in order to provide appropriate incentives for achievement of company performance objectives and to continue to attract and retain the most qualified employees, directors and consultants in light of our ongoing growth and expansion. Without sufficient stock options available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of the company. These cash replacement alternatives would then reduce the cash available for investment in innovation and technology.

     We intend to continue to use stock options as our primary means of providing equity compensation to our employees. Although we believe that employee stock ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under the plan may lead to an increase in our stock overhang and potential dilution.

     We strongly believe that our stock option plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent critical to attaining long-term improved company performance and stockholder returns.

Recommendation of the Board

     The board of directors unanimously recommends that you vote "FOR" Proposal 2, increasing by 1,000,000 shares the number of shares available for issuance under the 2003 Stock Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE

     The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Executive Compensation

     The compensation committee of the board of directors reviews and determines or recommends to the Board of Directors for determination the compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees.

What is our policy regarding executive officer compensation?

     Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are base salary;

  annual incentive bonus awards; and

  equity participation in the form of stock options or other equity-based awards under our equity incentive plan.

     In arriving at specific levels of compensation for executive officers, the committee has relied on the recommendations of management;

  benchmarks provided by generally available compensation surveys;

  the experience of committee members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business; and

  the advice and counsel of experts and advisors with broad experience in the field of executive compensation.

     The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers also are entitled to customary benefits generally available to all our employees, including group medical, dental and life insurance and our 401(k) plan. We have employment agreements and severance arrangements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

     Base salary. In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2003 was based on the executive’s duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate.

     Bonus. Executive officers are eligible to receive cash bonuses based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives.

     Stock options. Equity participation is a key component of our executive compensation program. Under our stock option plan, we are permitted to grant stock options to our officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer’s actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of our stockholders. Stock options are intended to enable us to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock.

How is our chief executive officer compensated?

     The compensation committee annually reviews and recommends to the board the compensation of Terren S. Peizer, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Peizer, as a member of the board, abstains from all discussions and decisions of the board with regard to his compensation. The compensation committee believes that in the highly competitive healthcare industry in which the Company operates, it is important that Mr. Peizer receive compensation consistent with compensation received by chief executive officers of our competitors. See “Employment Agreements” for a description of the material terms and conditions of Mr. Peizer’s employment agreement.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We are of the opinion that our equity-based compensation plans (i.e., obtained stockholder approval of the equity incentive plan) have been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2003 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation on our earnings may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by a portion of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2003 annual report to stockholders.

The Compensation Committee
Ivan M. Lieberburg, Ph.D., M.D. (Chairman) and Leslie F. Bell

Compensation Committee Interlocks and Insider Participation

     No member of the compensation committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.

During the last fiscal year, none of our executive officers served as:

  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

  a director of another entity one of whose executive officers served on our compensation committee; or

  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

MANAGEMENT

Executive Officers

     Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Terren S. Peizer and Anthony M. LaMacchia which was disclosed under “Election of Directors” above):

Name	Age	Position

Chuck Timpe	57	Chief Financial Officer
James W. Elder	52	Senior Vice President – Marketing and Business Development
David E. Smith, M.D.	64	Senior Vice President – Medical Affairs, Chair of Clinical
		Advisory Board

     Chuck Timpe is a senior financial executive with over 30 years experience in the healthcare industry. Since March 1998 he has served as a Director and since June 2002 as Chairman of the Audit Committee for IPC-The Hospitalist Company, a $75 million physician specialty practice business. Prior to joining the company in June 2003, Mr. Timpe was Chief Financial Officer from its inception in February 1998 of Protocare, Inc., a clinical research and pharmaceutical outsourcing company which merged with Radiant Research, Inc. in March 2003, creating one of the country’s largest clinical research site management organizations. Previously, he was a principal in private healthcare management consulting firms he co-founded, Chief Financial Officer of National Pain Institute, Treasurer and Corporate Controller for American Medical International (now Tenet Healthcare Corp., an NYSE company), and a member of Arthur Andersen LLP’s healthcare practice, specializing in public company and hospital system audits. He was on the board of the not-for-profit Granada Hills Community Hospital from 1996 to October 2002, which filed chapter 11 bankruptcy on November 26, 2002, after Provident Healthcare West, LLC, a wholly-owned subsidiary of Provident Foundation, Inc., assumed control. Mr. Timpe received his B.S. from University of Missouri, School of Business and Public Administration, and is a Certified Public Accountant.

     James W. Elder has more than 25 years of experience in the healthcare industry, and in business development, marketing and sales of pharmaceuticals for the treatment of pain and substance abuse. From June 1978 to January 2000 and from June 2003 until joining Hythiam in September 2003, Mr. Elder held various positions at Mallinckrodt, Inc. related to marketing, business development and sales of pain management and addiction treatment products. As Business Director of Mallinckrodt’s Addiction Treatment business unit, he launched a series of methadone and naltrexone products, creating a business with over 60% share of the opioid addiction treatment market. At Mallinckrodt, he led ATForum.com, the premier healthcare professional education website for addictionologists concerned with treating addictions to opioids. From March 2002 to June 2003 Mr. Elder operated a consulting firm, assisting pharmaceutical companies with developing marketing and business plans. From January 2000 to March 2002 he was Senior Vice President of Marketing and Sales for DrugAbuse Sciences, Inc., a private specialty pharmaceutical company developing medications for the treatment of alcohol and drug abuse. While there, he launched AlcoholMD.com, a premier medical education website serving addiction-related healthcare professionals. Mr. Elder received a B.A. in Chemistry from University of Missouri-Columbia and an M.B.A. from Southern Illinois University.

     David E. Smith, M.D. has more than thirty-five years of experience in the treatment of addictive disease, the psychopharmacology of drugs, and research strategies in the management of drug abuse problems. Dr. Smith is President and Medical Director of Haight Ashbury Free Clinics, Inc. which he founded in 1967, and has been Medical Consultant, Professional Recovery Program at The Betty Ford Center since 1994, and Medical Director of the California State Alcohol and Drug Programs and of the California Collaborative Center for Substance Abuse Policy Research since 1998. He has held consultancies and other positions at numerous professional organizations, including Doping Control Officer for the Winter Olympics in February 2002. Dr. Smith has authored over 300 scientific articles and has been named to a number of honors, including a Drug Abuse Treatment Award, National Association, State Alcohol and Drug Abuse Coordinators in 1984, Career Achievement Award, National Association of State Alcohol and Drug Abuse Directors in 1994, and Best Doctors in America, Pacific Region in 1996-97. He is a member of the Editorial Boards of numerous professional publications, has been Editor-in-Chief of AlcoholMD.com, a medical education and information website focusing on alcohol problems and alcoholism, since January 2000, and is Executive Editor of the Journal of Psychoactive Drugs which he founded in 1967. He was granted Fellow status by the American Society of Addiction Medicine (A.S.A.M.) in 1996, is past President of A.S.A.M. and the California Society of Addiction Medicine, and was named to the Council of Fellows of the California Association of Alcoholism and Drug Abuse Counselors in 1998. Dr. Smith received a B.S. in Zoology from University of California, Berkley and an M.S. in Pharmacology and his M.D. from University of California, San Francisco, where he has been an Associate Clinical Professor of Clinical Toxicology since 1967.

EXECUTIVE COMPENSATION

     The following table sets forth certain annual and long-term compensation, for each of the last three fiscal years, paid to the company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. None of our officers earned compensation in excess of $100,000 during these years. We did not grant any restricted stock awards or stock appreciation rights during these years.

Summary Compensation Table

		Annual compensation			Long-term compensation

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock award(s) ($)	Securities underlying options (#)(1)	All other compensation ($)

Terren S. Peizer,	2003	$75,000	$ —	$ —	$ —	1,000,000	—(2)
Chairman & Chief	2002	—	—	—	—	—	—(3)
Executive Officer	2001	—	—	—	—	—	—(3)
Anthony LaMacchia,	2003	88,463	—	—	—	400,000	—(4)
Chief Operating Officer	2002	—	—	—	—	—	—(3)
	2001	—	—	—	—	—	—(3)
Chuck Timpe,	2003	97,692	—	—	—	300,000	—(5)
Chief Financial Officer	2002	—	—	—	—	—	—(3)
	2001	—	—	—	—	—	—(3)

Notes to Summary Compensation Table:

(1)	Options granted pursuant to the 2003 Stock Incentive Plan on September 29, 2003. Options vest 20% per year over five years.
(2)	Mr. Peizer commenced receiving compensation from the company on September 29, 2003 at an annual salary of $325,000.
(3)	Was not employed by the company during this year.
(4)	Mr. LaMacchia was hired by Hythiam, Inc. as an employee on July 14, 2003 at an annual salary of $200,000 plus a guaranteed bonus of $50,000.
(5)	Mr. Timpe was hired by Hythiam, Inc. as an employee on June 26, 2003 at an annual salary of $200,000.

EMPLOYMENT AGREEMENTS

Executive Employment Agreements

Chief Executive Officer

     We have entered into a five-year employment agreement with our Chairman and Chief Executive Officer, Terren S. Peizer, effective as of September 29, 2003. The agreement provides for an annual base salary of $325,000, with annual bonuses targeted at 100% of his base salary established by mutual agreement between Mr. Peizer and the board. His base salary and bonus target will be adjusted each year to not be less than the median compensation of similarly positioned CEO’s of similarly situated companies. Mr. Peizer will receive executive benefits including group medical and dental insurance, term life insurance equal to 150% of his salary, accidental death and long-term disability insurance, and a car allowance. He was also granted options to purchase 1,000,000 shares of our common stock, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without good cause or resignation with good reason. In the event that Mr. Peizer is terminated without good cause or resigns with good reason prior to the end of the term, he will receive a lump sum equal to the remainder of his base salary and targeted bonus for the year of termination, plus three years of additional salary, bonuses and benefits. If any of the provisions above result in an excise tax, we will make an additional “gross up” payment to eliminate the impact of the tax on Mr. Peizer.

Chief Operating Officer

     We have entered into a four-year employment agreement with our Chief Operating Officer, Anthony M. LaMacchia, effective as of September 29, 2003. The agreement provides for an annual base salary of $200,000, with annual bonuses of at least $50,000 targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. Mr. LaMacchia will receive executive benefits including group medical and dental insurance, $300,000 of term life insurance, accidental death and long-term disability insurance, and reimbursement for moving expenses. He was also granted options to purchase 400,000 shares of our common stock, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. LaMacchia is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. LaMacchia is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Chief Financial Officer

     We have entered into a four-year employment agreement with our Chief Financial Officer, Chuck Timpe, effective as of September 29, 2003. The agreement provides for an annual base salary of $200,000, with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. Mr. Timpe will receive executive benefits including group medical and dental insurance, $300,000 of term life insurance, accidental death and long-term disability insurance. He was also granted options to purchase 300,000 shares of our common stock, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Timpe is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. Timpe is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Senior Vice President of Marketing and Sales

     We have entered into a five-year employment agreement with our Senior Vice President of Marketing and Sales, James W. Elder, effective as of September 29, 2003. The agreement provides for an annual base salary of $200,000, with annual bonuses targeted at 30% of his base salary. His compensation will be adjusted each year by an amount not less than the CPI. Mr. Elder will receive executive benefits including group medical and dental insurance, $500,000 of term life insurance, accidental death and long-term disability insurance. He was also granted options to purchase 300,000 shares of our common stock, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Elder is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer’s plan. If Mr. Elder is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer’s plan.

Senior Vice President of Medical Affairs

     We have entered into a five-year employment agreement with our Senior Vice President of Medical Affairs, David E. Smith, M.D., effective as of January 29, 2004. The agreement provides for part-time employment of at least 50 hours per month. The annual base salary is $100,000, with annual bonuses targeted at 30% of his base salary. Dr. Smith was also granted options to purchase 100,000 shares of our common stock, vesting 20% each year over five years. The options vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Dr. Smith is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a general release he will receive a lump sum equal to one year of salary and bonus. If Dr. Smith is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, and 150% of the targeted bonus.

Confidentiality Agreements

     Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on Liability and Indemnification Matters

     Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth the information with respect to options granted to the executive officers named in the summary compensation table during 2003.

	Individual Grants			Potential realizable value at assumed annual rates of stock price appreciation for option term(1)

	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise price ($/Sh)	Grant date market value	Expiration date	5% ($)	10% ($)

Terren S. Peizer	1,000,000	31.7%	$2.75	$2.50	9/29/08	$440,704	$1,276,275
Anthony LaMacchia	400,000	12.7	2.50	2.50	9/29/13	628,895	1,593,742
Chuck Timpe	300,000	9.5	2.50	2.50	9/29/13	471,671	1,195,307

Note to Option Grants in Last Fiscal Year Table:

(1)	The amounts are based on the 5% and 10% annual rates of return prescribed by the SEC and are not intended to forecast future appreciation, if any, of our common stock nor reflect actual gains, if any, realizable upon exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2003, based on a $7.16 per share closing price on Amex at 2003 year-end. No stock options were exercised by the named executive officers during 2003. No stock appreciation rights, or SARs, have been granted or are outstanding.

	Shares acquired on exercise (#)		Number of shares underlying unexercised options/SARs at fiscal year-end		Value of unexercised in-the- money options/SARs at fiscal year-end

		Value realized ($)	Exercisable (#)	Unexercisable (#)(2)	Exercisable ($)	Unexercisable ($)

Terren S. Peizer	—	$ —	—	1,000,000	$ —	$4,410,000
Anthony LaMacchia	—	—	—	400,000	—	1,864,000
Chuck Timpe	—	—	—	300,000	—	1,398,000

LONG-TERM INCENTIVE PLANS

     The following table sets forth certain information as of December 31, 2003 with respect to our long-term incentive plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in the first column)

Equity compensation plans
approved by security
holders	3,940,000	$2.56	1,060,000
Equity compensation plans
not approved by security
holders	—	—	—

Total	3,940,000	$2.56	1,060,000

PERFORMANCE GRAPH

     The chart below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Russell 2000 Small Cap Index and the S&P Healthcare Sector Index for the period commencing September 30, 2003 (the first day of trading of our common stock after our merger with Hythiam, Inc.) and ending December 31, 2003, assuming an investment of $100 and the reinvestment of any dividends.

     The base price for our common stock is the post-split adjusted closing price of $0.50 per share on September 30, 2003 immediately following the merger. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our predecessor Hythiam, Inc. obtained the rights to exploit our patent pending alcohol and cocaine addiction treatment procedures pursuant to a Technology Purchase and License Agreement, as amended, entered into with a company now known as Tratamientos Avanzados de la Adicción S.L, a Spanish corporation, on March 12, 2003. Under the agreement, we agreed to grant 835,916 shares of common stock, as well as options to acquire up to 531,518 additional shares at $2.50 per share, and to pay continuing royalties of 3% of gross sales of the licensed procedures. Dr. Juan José Legarda, who serves as a director and member of our clinical advisory board, is the principal of Tratamientos Avanzados de la Adicción S.L.

     Our predecessor Hythiam, Inc., a New York Corporation, obtained the rights to exploit our patented opiate treatment procedures at a foreclosure sale conducted by Reserva, LLC, a California limited liability company, in exchange for $313,196 in cash and an agreement to issue 360,000 shares of common stock under certain terms and conditions. Terren S. Peizer, who serves as our Chairman of the Board of Directors and Chief Executive Officer, is the sole principal of Reserva, LLC.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been complied with.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     In accordance with its written charter adopted by our board of directors, the audit committee’s role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee presently consists of three members, two of whom have been determined in the board’s business judgment to be “independent” in accordance with Section 7(d)(3)(iv) of Rule 14A-101 of the Exchange Act. A copy of the audit committee’s written charter is attached as Appendix A.

     Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s written representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

     In fulfilling its oversight responsibilities, the audit committee discussed with the independent auditors the overall scope and plan for the audit and reviewed the audited financial statements for the year 2003 with management, including a discussion of critical accounting policies and alternative accounting treatments, the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for 2003 with the independent auditors, received copies of material written communications between the auditors and management and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the results of the auditors’ examination, their written report, their evaluation and recommendations regarding the overall quality of our financial reporting and systems, and their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors’ independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants’ independence.

     The audit committee also discussed with management the process used to support certifications by our chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

     Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003. The undersigned members of the audit committee have submitted this report to us.

The Audit Committee

Leslie F. Bell (Chairman), Richard A. Anderson and Hervé de Kergrohen

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP has served as our independent public accountants since September 29, 2003. One or more representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     BDO Siedman, LLP were our independent auditors since our merger on September 29, 2003 and will serve in that capacity for the 2004 fiscal year unless the board of directors deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to us for the fiscal years ended December 31, 2002 and 2003 by the our principal accounting firm, BDO Seidman, and its affiliates are as follows:

	2002	2003

Audit Fees (1)	$—	$141,667
Audit-Related Fees	$—	$—
Tax Fees (2)	$—	$19,825
All Other Fees	$—	$—

(1)	Represents $48,000 in fees associated with the audit of the interim financial statements of Hythiam, Inc., a New York corporation, in connection with the September 29, 2003 merger, and $93,667 in fees associated with the audit of our annual financial statements, review of our quarterly financial statements, and related consents.

(2)	Represents fees associated with tax consulting and advisory services.

     The audit committee has considered whether the provision of non-audit services by BDO Seidman is compatible with maintaining BDO Seidman’s independence.

Audit Committee Pre-Approvals

     All auditing and non-auditing services provided to us by the independent auditors are pre-approved by the Audit Committee or in certain instances by the Chair of the Audit Committee pursuant to delegated authority. Each year the Audit Committee discusses and outlines the scope and plan for the audit and reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent auditors. During the year, the specific audit and non-audit services or fees not previously negotiated or approved by the Audit Committee are negotiated or approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent auditors for audit and non-audit services.

     All of the services provided by BDO Seidman described above under the captions “Audit-Related Fees,” “Tax Fees, ” and “All Other Fees” were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

2003 ANNUAL REPORT ON FORM 10-K

     We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of May 14, 2004. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 11150 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025, Attn: Investor Relations.

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS

     Stockholders interested in presenting a proposal for consideration at our 2005 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our corporate Secretary no later than January 18, 2005. If a stockholder proposal is received after April 3, 2005, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.

     Our 2005 annual meeting of stockholders is expected to be held on Friday, June 17, 2005. If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

/s/ TERREN S. PEIZER

Terren S. Peizer Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 18, 2004

APPENDIX A

HYTHIAM, INC.

Audit Committee Charter

Purpose

     The Audit Committee of the Board of Directors (“Board”) of Hythiam, Inc. (“Hythiam” or the “Company”) is appointed and given authority by the Board to:

1.	Assist the Board in monitoring
	(a)	The integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company,
	(b)	The performance of the Company’s internal audit function, and
	(c)	The compliance by the Company with legal and regulatory requirements.
2.	Be responsible for the appointment, compensation and oversight of the Company’s independent auditors (the “Auditors”).
3.	Resolve disagreements between management and the Auditors.

Audit Committee Membership

     The Audit Committee shall consist of no fewer than three members, as determined annually by the Board. The members of the Audit Committee shall meet the independence and expertise requirements of the American Stock Exchange, Nasdaq National Market, or any other exchange on which the Company’s securities are traded, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Audit Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

     The members of the Audit Committee shall be appointed annually by the Board. Audit Committee members may be replaced by the Board at any time for good cause as determined by the Board. The Board shall designate the Chairperson of the Audit Committee. The Board shall determine whether at least one member of the Audit Committee qualifies as a “financial expert” within the meaning of the Exchange Act, and cause such determination to be disclosed in the Company’s filings as required by applicable SEC rules.

Responsibility and Authority

     The basic responsibility of the members of the Audit Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside auditors, attorneys and advisors, to the fullest extent permitted by applicable law.

     Pursuant to Section 5 of the Bylaws of the Corporation, the Audit Committee shall have and may exercise all the powers and authority of the Board in all matters required, necessary or reasonable in the performance of the Audit Committee purpose, responsibility and functions described in this Charter.

     The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

     The Audit Committee shall oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company, oversee the work of the Company’s management, internal auditors and the Auditors in these areas, oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls, review whether the internal auditors and the Auditors objectively assess the Company’s financial reporting, accounting practices and internal controls, and provide an open avenue of communication among the Auditors, the internal auditors and the Board.

Under the oversight of the Audit Committee and the Board, it is the responsibility of:

1.	Management of the Company and the Auditors, to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company.

2.	Management of the Company, to assure compliance by the Company with applicable legal and regulatory requirements.
3.	The internal auditors of the Company, to review the Company’s internal transactions and accounting which do not require involvement in the detailed presentation of the Company’s financial statements.

Responsibility Regarding Auditors

     The Audit Committee shall be directly responsible for the appointment (subject, if applicable, to shareholder ratification), compensation and oversight of the work of the Auditors, including without limitation retention, terms of engagement, evaluation and termination of the Auditors. The Audit Committee shall also be responsible for the resolution of any disagreements between management and the Auditors, including without limitation disputes regarding accounting, internal control and auditing matters. The Auditors shall report directly to the Audit Committee.

     The Audit Committee shall evaluate the qualifications, performance and independence of the Auditors, including considering whether the Auditors’ quality controls are adequate and the provision of non-audit services is compatible with maintaining the Auditors’ independence, and taking into account the opinions of management and any internal auditors. The Audit Committee shall present its conclusions to the Board.

     The Audit Committee shall oversee the rotation of the Auditor’s lead or coordinating audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with the rules of the SEC.

Meetings and Reports

     The Audit Committee shall meet at least quarterly with management, any internal auditors and the Auditors in separate executive sessions to discuss matters for which the Audit Committee has responsibility. The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

     The Audit Committee shall periodically communicate with management and the internal auditors, in order to (i) oversee the Company’s internal audit function, (ii) obtain and review information concerning internal audits, adopted accounting principles and internal controls, and the impact of each on the quality and reliability of the Company’s financial statements, and (iii) obtain and review the significant reports to management prepared by the internal auditing department and management’s responses.

     The Audit Committee shall review and discuss quarterly with the Auditors:

1.	Critical accounting policies and practices to be used by the Company and the Auditors.
2.	Alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments.

3.	The internal controls adhered to by the Company, management, and the Company’s financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company’s financial reporting.

4.	The adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the Auditors, internal auditors or management.
5.	Other material written communications between the Auditors and management.
The Audit Committee shall obtain and review a report from the Auditors at least annually regarding:
1.	The Auditors’ internal quality-control procedures.
2.	Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm; and any steps taken to deal with any such issues.

3.	All relationships between the Auditors and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time.

     The Audit Committee shall meet at least quarterly, or more frequently as it determines necessary or appropriate. The Chairperson shall preside at each meeting; in the absence of the Chairperson, one of the other members of the Audit Committee shall be designated as the acting chair of the meeting. The Chairperson may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. The draft agenda shall be reviewed and approved by the Chairperson in advance of distribution to the other Audit Committee members. Any background materials, together with the agenda, should be distributed to the Audit Committee members sufficiently in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, prepared by any person in attendance designated by the Chairperson, in the form approved by the Audit Committee, shall be copied to the full Board and duly filed in the Company records. Reports of meetings of the Audit Committee shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board approved by the Audit Committee.

     The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.

     The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Auditors to attend, or not attend, any meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Independent Counsel and Advisors

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting and other advisers. In addition to individual compensation to members for serving on the Audit Committee as reasonably determined by the Board, the Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the Auditors for the purpose of rendering or issuing an audit report, (ii) compensation to any advisers employed by the Audit Committee, (iii) obtaining any insurance coverage deemed reasonable or necessary by the Audit Committee, and (iv) funding ordinary administrative expenses of the Audit Committee that it deems reasonable or necessary in carrying out its duties, subject only to any limitations imposed by applicable laws, rules and regulations.

Pre-Approval of Permitted Services

     The Audit Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Auditors to the extent required by and in a manner consistent with applicable law, in accordance with the Audit Committee Pre-Approval Policy attached hereto as Exhibit “A.”

Process for Handling Complaints

     The Audit Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and its Code of Ethics.

     As part of the Board’s procedure for receiving and handling complaints or concerns about the Company’s conduct, the Audit Committee has established procedures for confidential, anonymous submission of complaints regarding accounting or auditing matters, as set forth in the Employee Complaint Procedures for Accounting and Auditing Matters attached hereto as Exhibit “B.”

Financial Statement and Disclosure Matters

     In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the specific functions of the Audit Committee may include the following:

     1. Review and discuss with management, and to the extent the Audit Committee deems necessary or appropriate, the internal auditors, outside counsel or the Auditors, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the SEC comply with the SEC’s rules and forms.

     2. Review and discuss with management, the internal auditors and the Auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 relating to the conduct of the audit, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

     3. Review and discuss with management, the internal auditors and the Auditors the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis and the matters required to be discussed by SAS No. 61, prior to the filing of its Form 10-Q, including the results of the Auditors’ reviews of the quarterly financial statements.

     4. Review and discuss with management, the internal auditors, internal or outside counsel and the Auditors (a) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, (b) the development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements, and (c) the adequacy and effectiveness of the Company’s internal accounting and financial controls, and management’s compliance with the Company’s processes, procedures and internal controls.

5. Receive and review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving management or other associates who have a significant role in the Company’s internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Annual Report

     The Audit Committee shall prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Auditors the matters required to be discussed by SAS No. 61, as that statement may be modified or supplemented from time to time; (c) received from the Auditors the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the Auditors, the Auditors’ independence; and (d) based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Indemnification

     The Company shall, to the maximum extent and in the manner permitted by Section 145 of the Delaware General Corporation Law, indemnify each member of the Audit Committee against expenses judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a member of the Audit Committee and/or the Board.

Exhibit “A”

HYTHIAM, INC.

Audit Committee Pre-Approval Policy

     1.  Statement of Principles

     The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

     The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

     2.  Delegation

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

     3.  Audit Services

     The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

     In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

     4.  Audit-related Services

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

     5.  Tax Services

     The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C must be separately pre-approved by the Audit Committee.

     6.  All Other Services

     The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately-approved by the Audit Committee.

     A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

     7.  Pre-Approval Fee Levels

     Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

     8.  Supporting Documentation

     With respect to each proposed pre-approved service, the independent auditor will provide the detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

     9.  Procedures

     Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A

Pre-Approved Audit Services for Fiscal Year 200__

Dated: __________

Service	Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-
related” services rather than “audit” services)

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 200__

Dated: __________

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit”
services rather than “audit-related” services)

Attest services not required by statute or regulation

Appendix C

Pre-Approved Tax Services for Fiscal Year 200__

Dated: __________

Service	Range of Fees

U.S. federal, state and local tax planning and advice

U.S. federal, state and local tax compliance

International tax planning and advice

International tax compliance

Review of federal, state, local and international income, franchise, and other tax returns

Licensing [or purchase] of income tax preparation software from the independent auditor, provided the functionality is limited to preparation of tax returns.

Appendix D

Pre-Approved All Other Services for Fiscal Year 200__

Dated: __________

Service	Range of Fees

Exhibit 1

Prohibited Non-Audit Services

  Bookkeeping or other services related to the accounting records or financial statements of the audit client1

  Financial information systems design and implementation

  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  Actuarial services

  Internal audit outsourcing services

  Management functions

  Human resources

  Broker-dealer, investment adviser or investment banking services

  Legal services

  Expert services unrelated to the audit

(1)	Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

Exhibit “B”

HYTHIAM, INC.

Employee Complaint Procedures for
Accounting and Auditing Matters

Any employee of Hythiam, Inc. (“Hythiam” or the “Company”) or its subsidiaries may submit a good faith complaint regarding accounting or auditing matters to the management of the Company on a confidential anonymous basis without fear of dismissal or retaliation of any kind. Hythiam is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. Hythiam’s Audit Committee will oversee treatment of employee concerns in this area.

In order to facilitate the reporting of employee complaints, the Company’s Audit Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by employees of complaints or concerns regarding questionable accounting or auditing matters.

Employee Complaints

1. Employees with concerns regarding Accounting Matters may report their concerns or complaints to the Company through regular mail marked CONFIDENTIAL and addressed as follows:

Chuck Timpe
Hythiam, Inc.
11150 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025
Phone: (310) 444-4320
Fax: (310) 444-5300
E-mail: ctimpe@hythiam.com

and/or

2. Employees may forward complaints or concerns regarding Accounting Matters on a confidential, anonymous basis directly to the Audit Committee through regular mail marked CONFIDENTIAL and addressed as follows:

Audit Committee of Hythiam, Inc.
c/o Leslie F. Bell, Esq.
8900 Wilshire Blvd.
Beverly Hills, California 90211
Phone: (310) 967-3310
Fax: (310) 967-3325
E-mail: belsky@aol.com

Matters Covered by These Procedures

These procedures relate to employee complaints relating to any questionable accounting or auditing matters, including, without limitation, the following:

  Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;
  Fraud or deliberate error in the recording and maintaining of financial records of the Company;
  Deficiencies in or noncompliance with the Company’s internal accounting controls;
  Misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or
  Deviation from full and fair reporting of the Company’s financial condition.

Treatment of Complaints

Upon receipt of a complaint, the Audit Committee will direct the Company’s general counsel or outside attorneys to (i) determine whether the complaint actually pertains to Accounting Matters, and (ii) when possible, acknowledge receipt of the complaint to the sender.

Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight, by the Company’s general counsel, outside attorneys, internal accounting personnel or such other persons as the Audit Committee determines to be appropriate:

  An adequate and appropriate review will be conducted;
  Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee; and
  Confidentiality will be maintained to the fullest extent possible.

The Audit Committee may take whatever appropriate action, if any, that it determines to be appropriate in each case with regard to complaints relating to Accounting Matters.

Non-Retaliation

The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Reporting and Retention of Records

At the direction of the Audit Committee, the Company’s Corporate Secretary or outside attorneys will maintain a log of all complaints, tracking their receipt, investigation and resolution. Copies of the log and all complaints relating to Accounting Matters will be maintained until at least the close of the following fiscal year, in accordance with the Company’s standard document retention policy.

HYTHIAM, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of HYTHIAM, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 18, 2004, and hereby appoints Terren S. Peizer and Chuck Timpe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company, to be held on Friday, June 18, 2004, at 10:00 a.m., local time, at 11150 Santa Monica Blvd., Los Angeles, California, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; and FOR the approval of increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

HYTHIAM, INC.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

|_| Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:	FOR all nominees |_| listed below.	WITHHOLD AUTHORITY to vote |_| for all nominees listed below.	*EXCEPTIONS |_|

Nominees:	Terren S. Peizer, Anthony M. LaMacchia, Leslie F. Bell, Esq., Hervé de Kergrohen, M.D., Richard A. Anderson, Ivan M. Lieberburg, Ph.D., M.D. and Marc G. Cummins

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee’s name in the space provided below.)

*Exceptions

2. Proposal to approve increasing by 1,000,000 the number of shares issuable under our 2003 Stock Incentive Plan.

|_| FOR	|_| AGAINST	|_| ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box. |_|

To include any comments, please mark this box. |_|

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here